                                                                  Exhibit (d)(3)

                         CONVERTIBLE SUBORDINATED NOTE

$20,000,000                                                   February 1, 2001

     FOR VALUE RECEIVED, the undersigned, TELOCITY DELAWARE, INC. ("Borrower"),
                                                                    --------
hereby promises to pay to HUGHES ELECTRONICS CORPORATION ("Lender"), or order,
                                                           ------
the principal sum or so much of the principal sum of Twenty Million Dollars ($20,000,000) as may from time to time have been advanced and be outstanding, together with accrued interest as provided herein.

     This Note is issued pursuant to the Agreement and Plan of Merger, dated as of December 21, 2000, among the Borrower, the Lender, and DIRECTV BROADBAND INC., a wholly owned subsidiary of the Lender ("DirecTV") (as it may be amended from time to time the "Merger Agreement"). Capitalized terms used herein
                       ----------------
without definition shall have the meanings assigned to them in the Merger Agreement.

     A.   Principal.
          ---------

          1.   Advances. Borrower may from time to time on or after the
               --------
Commencement Date, request advances from Lender (individually an "Advance" and
                                                                  -------
collectively the "Advances") by giving written notice to Lender in accordance
                  --------
with the terms hereof, which notice shall indicate the amount of the Advance requested. Provided that no Event of Default exists and that the requested Advance would not cause an Event of Default to occur, Lender shall make the Advance to Borrower within five (5) days of receipt of Borrower's notice. Lender shall not be obligated to make an Advance to the extent that such Advance, when aggregated with all prior Advances, would exceed Twenty Million Dollars ($20,000,000). Borrower shall not have the right to re-borrow any Advance to the extent that it has been repaid.

          2.   Use of Proceeds. The proceeds from any and all Advances shall be
               ---------------
used exclusively for general working capital purposes.

          3.   Conditions Precedent to Initial Advance. In addition to the
               ---------------------------------------
conditions precedent in Section A.1, Lender's obligation to make the initial Advance is subject to the following conditions precedent having been met and/or waived by Lender, in its sole discretion:

               a. Lender has received a signed Tender Agreement from stockholders of Borrower holding a majority of its outstanding stock and such Tender Agreement has not been terminated;

               b.   No material breach of any of Sections 8.1(c), (d), (e), (k),
(l), or (n) of the Merger Agreement has occurred and is continuing;

               c. No breach of Section 8.8 of the Merger Agreement has occurred;

               d. No Insolvency Proceeding has been commenced by or against Borrower nor authorized by the Board of Directors of Borrower; and

               e. Borrower has not entered into an agreement with respect to a Superior Proposal.

Notwithstanding the foregoing, if Lender has terminated the Merger Agreement or if Borrower has terminated the Merger Agreement pursuant to Section 10.1(c) or
Section 10.1(d) of the Merger Agreement, Lender's obligation to make the initial Advance is subject to only the following conditions precedent having been met and/or waived by Lender, in its sole discretion:

               a. no event has occurred which has materially impaired the Borrower's ability to remain in business;

               b. Borrower has not breached Section 8.1(n) of the Merger Agreement; and

               c. no Insolvency Proceeding has been commenced by or against Borrower nor authorized by the Board of Directors of Borrower.

     B.   Interest.  Interest shall accrue with respect to the principal sum
          --------
hereunder at a per annum rate equal to eight percent (8.0%). Interest payable hereunder shall be calculated on the basis of a three hundred sixty (360) day year for actual days elapsed. Interest shall be due and payable in arrears semi-annually, on each February 1 and August 1, commencing with August 1, 2001. Borrower, in its sole discretion, may pay accrued interest when it is due and payable in cash or may add such accrued interest to the principal amount of this Note, whereupon such interest shall become principal hereunder and shall accrue interest; such converted interest shall not be deemed an Advance for purposes of Section A.1.

     C.   Payment.
          -------

          1.   Principal Payment. On the Maturity Date, all outstanding
               -----------------
principal and all accrued and unpaid interest shall become immediately due and payable.

          2.   Optional Prepayment. Borrower shall have the right to prepay, in
               -------------------
whole or in part, from time to time the principal outstanding and accrued interest hereunder, without payment of any premium or penalty, upon five (5) days' notice to Lender. Each prepayment shall be accompanied by payment of the interest accrued with respect to the principal prepaid.

          3.   Mandatory Prepayment. If a Breakup Fee is due and payable under
               --------------------
Section 10.2(b) of the Merger Agreement, then all outstanding principal and all accrued and unpaid interest shall become immediately due and payable. Notwithstanding anything in this Note to the contrary, any amounts owing under this Section C.3 shall not be subject to the subordination provisions of Section F of this Note.

          4.   Form of Payment. Except as otherwise provided herein, principal
               ---------------
and interest and all other amounts due hereunder are to be paid in lawful money of the United States of America in federal or other immediately available funds. Borrower shall maintain a paying office or agency in respect thereof.

     D.   Events of Default; Remedies.
          ---------------------------

          1.   Definition of Event of Default. The occurrence of any one or more
               ------------------------------
of the following events shall constitute an "Event of Default" hereunder:
                                             ----------------

               a.   Payment Default. Borrower's breach of the obligation to pay
                    ---------------
the principal outstanding and/or interest accrued hereunder on the applicable due date;

               b.   Breaches of Other Covenants. Borrower's breach of any
                    ---------------------------
covenant, obligation, condition or agreement contained in this Note;

               c.   Bankruptcy. The institution by Borrower of an Insolvency
                    ----------
Proceeding or the institution against Borrower of an Insolvency Proceeding;

               d.   Cross-Acceleration. The occurrence and continuance of any
                    ------------------
default under any indebtedness of Borrower in excess of Two Hundred Fifty Thousand Dollars ($250,000) that results in the creditor holding such indebtedness accelerating the payment of such indebtedness; or

               e.   Change in Control. If a transaction occurs in which any
                    -----------------
"person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act), other than the Lender or DirecTV, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such "person" or "group" to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.

          2.   Remedies. During the continuance of any Event of Default, the
               --------
Lender may accelerate payment of the principal outstanding and interest accrued hereunder and may exercise all rights and remedies granted by law. Upon the occurrence of any Event of Default described in Section D.1.c, payment of the principal outstanding and interest accrued hereunder shall be automatically accelerated without any action by Lender.

     E.   Conversion Rights.
          -----------------

          1.   Voluntary Conversion.  Lender may, in its sole discretion, at any
               --------------------
time and from time to time on or after the Commencement Date, elect to convert (the "Voluntary Conversion Right") all or any part of the outstanding principal
      ---------------------------
balance hereunder into such number of fully paid and nonassessable Shares as determined by dividing the principal being converted by the Conversion Price subject to Section 5 hereof.

          2.   Exercise of Conversion Right.  To convert any of the principal
               ----------------------------
hereunder into Shares by exercise of the Voluntary Conversion Right, Lender shall deliver to Borrower a written notice of election to exercise the Voluntary Conversion Right (the "Voluntary Conversion Notice"). Borrower shall, as soon
                       ---------------------------
as practicable thereafter, issue and deliver to Lender a certificate or certificates, registered in Lender's name, for the number of Shares to which Lender shall be entitled by virtue of such exercise (the "Voluntary Conversion
                                                          --------------------
Shares").
------

The conversion of the outstanding principal hereunder shall be deemed to have been made on the date that Borrower receives the Voluntary Conversion Notice (the "Conversion Date") and Lender shall be treated for all purposes as the
      ---------------
record holder of the Voluntary Conversion Shares as of such date.

          3.   Interest.  If Lender exercises its Voluntary Conversion Right
               --------
with respect to any outstanding principal amount, Borrower shall, concurrent with the issuance of the related Voluntary Conversion Shares, pay to Lender all interest accrued with respect to the principal converted, which payment shall be made in the form of cash or by converting such interest into principal hereunder, as determined by Borrower, in its sole discretion; such converted interest shall not be deemed an Advance for purposes of Section A.1.

          4.   Fractional Shares.  Borrower shall not issue fractional Shares
               -----------------
upon exercise of the Voluntary Conversion Right. As to any fractional Share which Lender would otherwise be entitled to receive, Lender shall receive from Borrower an amount in cash equal to an amount calculated by multiplying such fractional Share by the Conversion Price. Payment of such amount shall be made in cash or by check payable to the order of Lender at the time of delivery of any certificate or certificates.

          5.   Conversion Price Adjustments.
               ----------------------------

               a.   Adjustments for Share Splits and Subdivisions.  If Borrower
                    ---------------------------------------------
at any time or from time to time after the date hereof splits or subdivides the Shares outstanding or makes a payment or other distribution payable in additional Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Shares (hereinafter referred to as "Share Equivalents") without payment of any
                              -----------------
consideration by such holder for the additional Shares or the Share Equivalents (including the additional Shares issuable upon conversion or exercise thereof), then, as of the date of such dividend, distribution, split or subdivision, the Conversion Price shall be appropriately decreased so that the number of Shares issuable upon conversion of this Note shall be increased in proportion to such increase of Shares outstanding.

               b.   Adjustments for Reverse Share Splits.  If the number of
                    ------------------------------------
Shares or Share Equivalents outstanding at any time after the date hereof is decreased by a combination of the outstanding Shares then, following the date of such combination, the Conversion Price shall be appropriately increased so that the number of Shares issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding Shares.

               c.   Adjustments for Diluting Issuances.
                    ----------------------------------

                    (1)  Adjustment Procedure.  Upon each Issuance of Shares or
                         --------------------
Deemed Issuance of Shares after the date hereof without consideration or for a consideration per Share less than the Conversion Price in effect immediately before such issuance (a "Dilutive Issuance"), the Conversion Price shall be
                         -----------------
reduced, concurrent with such Dilutive Issuance, to a price determined by multiplying the Conversion Price in effect by a fraction:

                         (a)  the numerator of which is the sum of (1) the
number of Shares Outstanding immediately before such issuance and (2) the number of Shares that the Aggregate Consideration received by the Borrower upon such Issuance or Deemed Issuance of Shares would purchase at the Conversion Price in effect immediately before such Dilutive Issuance, and

                         (b)  the denominator of which is the sum of (1) the
number of Shares Outstanding immediately before such issuance and (2) the number of additional Shares issued or deemed to be issued in connection with such Dilutive Issuance.

                    (2)  Special Provisions. Notwithstanding the provisions of
                         ------------------
subsection (1) of this Section E.5.c, the following provisions shall govern the adjustment formula set forth in subsection (1):

                         (a)  Deemed Issuances of Shares.  Whenever an
                              --------------------------
adjustment is made in the Shares acquirable hereunder pursuant to subsection (1) based upon a Deemed Issuance of Shares, no further adjustment in the Shares acquirable hereunder shall be made upon the subsequent Issuance of Shares subject to the applicable Convertible Securities or Options, nor shall the exercise of any Convertible Security or Option included in such Deemed Issuance of Shares constitute an issuance of securities for which an adjustment in the number of Shares and the Conversion Price may be made under this Section E.5.c.

                         (b)  Change in Exercise Price or Conversion Rate.  If,
                              -------------------------------------------
subsequent to any Deemed Issuance of Shares, there is a change (other than a change required by anti-dilution provisions of any Convertible Security or Option intended to serve the same purpose as the provisions of this subsection) in (i) the purchase or exercise price provided for in any Option included in such Deemed Issuance of Shares (an "Exercise Price") or (ii) the conversion
                                    --------------
price or exchange ratio (a "Conversion Rate") of any Convertible Security
                            ---------------
included in such Deemed Issuance of Shares, such that the changed Exercise Price or Conversion Rate, as the case may be, had it been in effect at the time of such Deemed Issuance of Shares, would have resulted in an increase in the number of Shares acquirable hereunder as a result of such Deemed Issuance of Shares resulting in a lower aggregate consideration or greater number of Shares Outstanding, then (A) the aggregate consideration and/or number of Shares Outstanding shall be recalculated and the Shares acquirable hereunder then in effect shall forthwith be readjusted to such number of Shares acquirable as would have been in effect at such time had all of such Options or Convertible Securities that remain outstanding at the time of such change (or that may be issued upon the exercise of any Option or Convertible Securities included in such Deemed Issuance of Shares and that then remain outstanding) provided for such changed Exercise Price or Conversion Rate, as the case may be, at the time of such Deemed Issuance of Shares and (B) each other adjustment, if any, made to the Shares acquirable hereunder subsequent to such Deemed Issuance of Shares based on subsequent Issuances of Shares shall be recalculated, utilizing for such purpose the Shares Outstanding, Deemed Consideration and the Shares acquirable as recalculated or as readjusted pursuant to clause (A) of this paragraph (b).

                         (c)  Expiration of Option or Convertible Security. With
                              --------------------------------------------
respect to any Deemed Issuance of Shares, effective as of the close of business on the first business day on which no Share may thereafter be issued upon an exercise of an Option or Convertible Security included in such Deemed Issuance of Shares (whether by reason of (i) the full exercise of all Options and/or Convertible Securities included in such Deemed Issuance of Shares or (ii) the expiration or termination of any right to exercise any Options and/or Convertible Securities included in such Deemed Issuance of Shares that have not theretofore been exercised and/or (iii) the purchase by the Borrower and cancellation or retirement of some or all Options and/or Convertible Securities included in such Deemed Issuance of Shares that have not theretofore been exercised), the Shares then acquirable shall be adjusted by (A) recalculating pursuant hereto the adjustment of the Conversion Price and the Shares acquirable immediately prior to such Deemed Issuance of Shares, basing such recalculation on each issuance of Shares upon an exercise of an Option or Convertible Security included in such Deemed Issuance of Shares, rather than the Shares Outstanding on which the original calculation was based and (B) recalculating each other adjustment, if any, made to the Conversion Price and the Shares acquirable subsequent to such Deemed Issuance of Shares based on subsequent Issuances of Shares, utilizing the Conversion Price and the Shares acquirable as adjusted pursuant to clause (A) of this paragraph (c) and including in Shares Outstanding for such purpose only the Shares actually issued upon the exercise of Options and/or Convertible Securities included in such Deemed Issuance of Shares in place of the shares of Shares Outstanding in respect of such Deemed Issuance of Shares as utilized in the original calculations of those adjustments.

                         d.  Asset Distributions.  If Borrower at any time or
                             -------------------
from time to time after the date hereof makes a payment, dividend, or other distribution payable to the holders of the Shares in assets of Borrower (other than (i) cash dividends paid out of Borrower's retained earnings and (ii) dividends and distributions described in Section E.5.a) without payment by such stockholders of consideration equal to the fair market value of the assets being distributed, then, as of the date of such payment, dividend, or distribution, the Conversion Price shall be appropriately decreased so that the number of Shares issuable upon conversion of this Note shall be increased in proportion to such decrease in the fair market value of Borrower's total assets. If Borrower and Lender cannot agree on the fair market value of the assets distributed, Borrower shall appoint a firm of independent public accountants of recognized national standing reasonably acceptable to Lender (which may be Borrower's regular auditors) which shall give their opinion upon the fair market value of the distributed and total assets and an appropriate adjustment to the Conversion Price. Upon receipt of such opinion, which shall be final and binding on Lender and Borrower, Borrower shall promptly mail a copy thereof to Lender and shall make the adjustments described therein.

     F.   Subordination.
          -------------

          1.   Subordination to Senior Debt.  Lender, by accepting this Note,
               ----------------------------
agrees for itself and its successors and assigns that payment of principal, interest and other amounts due to Lender hereunder (collectively the "Subordinated Debt") is subordinated in right of payment to the prior payment in
 -----------------
full of the Senior Debt on the terms set forth herein.

          2.   Subordination on Dissolution, Liquidation or Reorganization of
               --------------------------------------------------------------
the Borrower.
------------

               a.   Priority of Payment upon Distribution of Assets.  Upon any
                    -----------------------------------------------
Distribution of Assets in the event of any dissolution or winding up or total or partial liquidation or reorganization, whether voluntary or involuntary, or adjustment or protection or relief or composition of the Borrower or the Borrower's debts, or in any Insolvency Proceeding of the Borrower or upon an arrangement for the benefit of creditors of the Borrower or any other marshalling of the assets and liabilities of the Borrower:

                         (i)  all amounts payable under or on account of the
Senior Debt shall first be paid in full in cash or Cash Equivalents before the Lender is entitled to receive any Distribution of Assets with respect to the Subordinated Debt; and

                         (ii) before any payment may be made on account of the
Subordinated Debt, any such Distribution of Assets to which Lender would be entitled, except for the provisions of this Section F.2.a., shall be made directly to Senior Debtholders to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to Senior Debtholders. In the case of a non-cash Distribution of Assets with respect to the Subordinated Debt which is delivered to Senior Debtholders under this Section F.2.a., the Senior Debt shall be deemed satisfied in the amount equal to the cash realized by Senior Debtholders upon disposition of such Distribution of Assets; until such disposition, the non-cash Distribution of Assets shall be held as security for the Senior Debt.

               b.   Notice of Distribution of Assets.  Borrower shall give
                    --------------------------------
prompt written notice to Senior Debtholders and Lender of any Distribution of Assets of the nature described in this Section F.2.

               c.   Lender Reliance.  Upon any Distribution of Assets, Lender
                    ---------------
shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation, bankruptcy or reorganization proceeding is pending, or a certificate of the liquidating trustee or the Senior Debtholders or other party making such distribution to Lender, for the purpose of ascertaining the persons entitled to participate in such Distribution of Assets, the Senior Debtholders, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto and this Section F.2.

               d.   Authorization of Senior Debtholders.  The Senior Debtholders
                    -----------------------------------
are hereby irrevocably authorized and empowered (in their own name or in the name of Lender or otherwise), but shall have no obligation, to demand, sue for, collect and receive every Distribution of Assets and give acquittance therefor and to file claims and proofs of claim in respect of the Subordinated Debt and take such other action on Lender's behalf as they may reasonably deem necessary or advisable for the exercise or enforcement of any of their rights or interests hereunder if Lender does not take such actions within a reasonable period of time after the Senior Debtholders' request. Lender shall duly and promptly take such action as the Senior Debtholders may reasonably request (A) to collect the Subordinated Debt for the account of Senior Debtholders and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to Senior Debtholders such powers of attorney, assignments, or other instruments as they may request in order to enable them to enforce any and all claims with respect to the Subordinated Debt, and (C) to collect and receive any Distribution of Assets which may be payable or deliverable upon or with respect to the Subordinated Debt.

          3.   Subordination on Senior Payment Default.  If there has occurred
               ---------------------------------------
and is continuing a Senior Payment Default, Lender may not receive payment under or on account of the Subordinated Debt, directly or indirectly, in cash or other property (other than Voluntary Conversion Shares) or by set-off or in any other manner, if the affected Senior Debtholder has suspended such right to receive payment in the manner and for the period specified below (the "Standstill
                                                               ----------
Period").  The Standstill Period shall commence upon the date of receipt by
------
Lender from the affected Senior Debtholder of a notice of the commencement of such period (a "Standstill Notice"). The Standstill Period shall end on the
                -----------------
earlier of (1) the waiver of the Senior Payment Default by the affected Senior Debtholder, (2) the cure of the Senior Payment Default, or (3) the one hundred eightieth (180th) calendar day after the commencement of such Standstill Period, unless the affected Senior Debtholder accelerates payment of the Senior Debt, in which case the Standstill Period shall not end until such acceleration is rescinded by such Senior Debtholder or such Senior Debt is paid in full. Immediately following the expiration of any such Standstill Period, all payments of Subordinated Debt which, but for such suspension, Lender would have been entitled to receive, shall be immediately due and payable.

          4.   Subordination on Nonpayment Defaults.  If there has occurred and
               ------------------------------------
is continuing a Senior Default, Borrower's obligation to make payment under or on account of the Subordinated Debt, directly or indirectly, in cash or other property (other than Voluntary Conversion Shares) or by set-off or in any other manner, may be suspended by the affected Senior Debtholder for the period and in the manner specified below (the "Nonpayment Default Standstill Period"). The
                                 ------------------------------------
Nonpayment Default Standstill Period shall commence upon the date the affected Senior Debtholder notifies Lender of the commencement of such period (a "Nonpayment Default Standstill Notice"). So long as the affected Senior Debt is
-------------------------------------
not partially or totally accelerated by the affected Senior Debtholder, the Standstill Period shall end on the earlier of (1) the waiver of the Senior Default by such Senior Debtholder, (2) the cure of the Senior Default, or (3) the one hundred eightieth (180th) calendar day after the commencement of the Standstill Period; if the Senior Debt is partially or totally accelerated, the Standstill Period shall end on the earlier of (1) recission of the acceleration, or (2) payment in full of the affected Senior Debt. Notwithstanding the foregoing, a Senior Debtholder may not declare a Standstill Period more than twice in any one hundred eighty day (180) day period. Immediately following the expiration of any Standstill Period, all payments of Subordinated Debt which, but for such suspension, Lender would have been entitled to receive, shall become immediately due and payable.

          5.   Forbearance.  Until the Senior Debt is paid in full, in cash or
               -----------
Cash Equivalents, and all agreements under which Senior Debtholders have agreed to provide financing to the Borrower are terminated or expire, or unless requested by the Senior Debtholder, Lender shall not without the Majority Senior Debtholders' prior written consent, given in their sole discretion: (i) accelerate the maturity of the Subordinated Debt, (ii) assert, collect or enforce the Subordinated Debt or exercise any right of set-off, or (iii) commence, or cause to commence, prosecute or participate in (other than participate in an action, once commenced, to protect and pursue its rights and remedies as, for example, exercising its rights in a bankruptcy proceeding or state receivership proceeding) any administrative, legal or equitable action against the Borrower or any administrative, legal or equitable action that might adversely affect the Borrower or its interest, including, but not limited to, the entry of a decree or order for relief in respect of the Borrower under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Borrower or for any substantial part of the Borrower's assets; provided, however, that Lender may undertake any of the above actions following
--------  -------
the passage of one hundred eighty (180) days after it has given written notice to the Senior Debtholders (the names and addresses of which shall have been provided in writing by Borrower to Lender within five (5) days after demand therefor) of the intent to take such action.

          6.   Subrogation.  Subject to the payment in full of all Senior Debt
               -----------
in cash and/or Cash Equivalents, Lender shall be subrogated to the Senior Debtholders' rights (to the extent of the payments or distributions made to the Senior Debtholders pursuant to the provisions of this Section F) to receive payments and Distributions of Assets applicable to the Senior Debt. No such payments or Distributions of Assets applicable to the Senior Debt shall, as between Borrower and its creditors, other than the Senior Debtholders and the Lender, be deemed to be a payment by Borrower to or on account of this Note; and for purposes of such subrogation, no payments or Distributions of Assets to the Senior Debtholders to which the Lender would be entitled except for the provisions of this Section F shall, as between Borrower and its creditors, other than the Senior Debtholders and the Lender, be deemed to be a payment by Borrower to or on account of the Senior Debt.

          7.   No Impairment.  Nothing contained in this Section F shall impair,
               -------------
as between Borrower and Lender, Borrower's obligation, subject to the terms and conditions of this Section F, to pay to Lender the principal hereof and interest hereon as and when the same become due and payable, or shall prevent Lender, upon an Event of Default, from exercising all rights, powers and remedies otherwise provided herein or by applicable law, subject to the Senior Debtholders' rights under this Section F.

          8.   Reliance of Senior Debtholders.  Lender, by its acceptance
               ------------------------------
hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each Senior Debtholder, whether such Senior Debtholder's Senior Debt was created or acquired before or after the creation of the indebtedness evidenced by this Note, and each such Senior Debtholder shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Debt.

          9.   No Impairment of Subordination.  No right of any present or
               ------------------------------
future Senior Debtholder to enforce the subordination provisions of this Section F shall at any time in any way be prejudiced or impaired by any act or failure to act on the Borrower's part or by any act or failure to act, in good faith, by such Senior Debtholder, or by any noncompliance by the Borrower with the terms, provisions and covenants of this Note or the Merger Agreement, regardless of any knowledge thereof which such Senior Debtholder may have or otherwise be charged with.

          10.  Amendment Restrictions.  No amendment of this Note shall directly
               ----------------------
or indirectly modify the provisions of this Section F in any manner which might terminate or impair the subordination of the Subordinated Debt to the Senior Debt; provided, however, that such amendments may be effected with the written
      --------  -------
consent of the Majority Senior Debtholders.

          11.  Pari Passu Ranking with other Subordinated Debt.  Lender, by
               -----------------------------------------------
accepting this Note, agrees for itself and its successors and assigns that, with respect to the Subordinated Debt, it shall rank equally with all other holders of Borrower's subordinated debt in rights to payment of principal, interest and other amounts due hereunder.

     G.   Registration Rights.
          -------------------

          1.   Piggyback Registration Rights.
               -----------------------------

               a. If the Borrower determines to Register any of its securities either for its own account or the account of a stockholder(s) exercising demand Registration rights, other than a Registration relating solely to employee benefit plans, or a Registration relating solely to a transaction pursuant to Rule 145 promulgated under the Securities Act or a Registration on any Registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a Registration statement covering the sale of the Shares, the Borrower shall promptly give to Lender written notice thereof and include in such Registration (and any related qualification under blue sky laws), and in any underwriting involved therein, the number of Shares specified in a written request made by Lender within ten (10) days after receipt of such written notice from the Borrower.

               b. If the Registration of which the Borrower gives notice is for a Registered public offering involving an underwriting, Lender's right to Registration shall be conditioned upon (i) Lender's participation in such underwriting and (ii) the inclusion of Lender's Shares in the underwriting pursuant to an underwriting agreement in customary form with the underwriter or underwriters selected by the Borrower; provided, however, that in the event of
                                       --------  -------
any reduction in the securities to be included in the Registration, the securities that may be included in the Registration and underwriting shall be allocated (1) first, to the Borrower, (2) second, among the other security holders distributing their securities through such underwriting, in proportion (as nearly as practicable) to the number of shares owned by each such party, and
(3) third, to the Lender.

          2.   Form S-3 Registration Rights.  If the Borrower receives from
               ----------------------------
Lender a written request or requests that it effect a Registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities of Lender, the Borrower shall:

               a. promptly give written notice of the proposed Registration, and any related qualification or compliance, to all other holders; and

               b. as soon as practicable, effect such Registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other stockholder(s) joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Borrower; provided, however, that the Borrower shall not be
                          --------  -------
obligated to effect any such Registration, qualification or compliance, pursuant to this Section G.2:

                    (1) if Form S-3 is not available for such offering by Lender and the other stockholder(s);

                    (2) if Lender, together with the holders of any other securities of the Borrower entitled to inclusion in such Registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than One Million Dollars ($1,000,000);

                    (3) if the Borrower furnishes to Lender and the stockholder(s) proposing to participate in such Registration, a certificate signed by the Borrower's President stating that, in the good faith judgment of the Borrower's Board of Directors, it would be seriously detrimental to the Borrower and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Borrower shall have the right to defer the filing of the Form S-3 Registration statement for a period of not more than sixty (60) days after receipt of Lender's request under this Section G.2; provided,
                                                               --------
however, that the Borrower shall not utilize this right more than once in any
-------
twelve (12) month period;

                    (4) if the Borrower has, within the six (6) month period preceding the date of such request, already effected one (1) Registration on Form S-3 for Lender pursuant to this Section G.2; or

                    (5) in any particular jurisdiction in which the Borrower would be required to qualify to do business or to execute a general consent to service of process in effecting such Registration, qualification or compliance.

Subject to the foregoing, the Borrower shall use its best efforts to file a Registration statement covering the Registrable Securities and other securities so requested to be Registered as soon as practicable after receipt of Lender's request.

          3.   Registration Expenses.  The Borrower shall bear all Registration
               ---------------------
Expenses incurred in connection with any Registration, qualification or compliance pursuant to this Section G (exclusive of Selling Expenses).

          4.   Registration Procedures.  In the case of each Registration,
               -----------------------
qualification or compliance effected by the Borrower pursuant hereto, the Borrower shall keep Lender advised in writing as to the initiation of each Registration, qualification and compliance and as to the completion thereof. At its expense, the Borrower shall:

               a. keep such Registration, qualification or compliance effective for a period of ninety (90) days;

               b. furnish such number of prospectuses and other documents incident thereto as Lender from time to time may reasonably request;

               c. prepare and file with the Securities and Exchange Commission such amendments and supplements to such Registration statement and the prospectus used in connection with such Registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration statement;

               d. use its best efforts to Register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as Lender reasonably requests; provided, however,
                                                          --------  -------
that the Borrower shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

               e. in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Lender shall also enter into and perform its obligations under such an agreement;

               f. notify Lender at any time when a prospectus relating to Shares is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               g. provide a transfer agent and registrar for all Registrable Securities Registered pursuant to such Registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such Registration; and

               h. furnish, at Lender's request, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with such Registration, (i) an opinion, dated such date, of the counsel representing the Borrower for the purposes of such Registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter, dated such date, from the Borrower's independent certified public accountants, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

          5.   Indemnification.
               ---------------

               a. The Borrower shall indemnify Lender, each of Lender's directors, officers, employees and agents, and each entity or person controlling Lender within the meaning of Section 15 of the Securities Act, with respect to which Registration, qualification or compliance has been effected pursuant to this Section G, and each underwriter, if any, and each entity or person who controls any underwriter within the meaning of Section 15 of the Securities

Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such Registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Borrower of any rule or regulation promulgated under the Securities Act applicable to the Borrower or the Registrable Securities and relating to action or inaction required of the Borrower in connection with any such Registration, qualification or compliance, and shall reimburse Lender, each of Lender's directors, officers, employees and agents, and each entity or person controlling Lender, each such underwriter and each entity or person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided,
                                                                --------
however, that (i) the indemnity agreement contained in this paragraph shall not
-------
apply to amounts paid in settlement of any such expenses, claims, losses, damages and liabilities if such settlement is effected without the Borrower's consent (which consent shall not be unreasonably withheld) and (ii) the Borrower shall not be liable to Lender or an underwriter in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Borrower by an instrument duly executed by Lender or an underwriter and stated to be specifically for use therein.

               b. Lender shall, if Shares are included in the securities as to which a Registration, qualification or compliance has been effected pursuant to this Section G, indemnify the Borrower, each of its directors and officers, each underwriter, if any, of the Borrower's securities covered by such Registration, qualification or compliance, each entity or person who controls the Borrower or such underwriter within the meaning of Section 15 of the Securities Act, and each of its directors, officers, employees and agents, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such Registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Borrower of any rule or regulation promulgated under the Securities Act applicable to the Borrower in connection with any such Registration, qualification, or compliance, and shall reimburse the Borrower, such directors, officers, employees, agents, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration statement, prospectus, offering circular or other document or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Borrower by an instrument duly executed by Lender and stated to be specifically for use therein; provided, however, that (i) the indemnity agreement contained in this
         --------  -------
paragraph shall not apply to amounts paid in settlement of any such expenses, claims, losses, damages and liabilities if such settlement is effected without the Lender's consent (which consent shall not be unreasonably withheld) and (ii) Lender's obligations hereunder shall be limited to an amount equal to the net proceeds Lender received for Registrable Securities sold as contemplated herein.

               c. Each party entitled to indemnification under this section (the "Indemnified Party") shall give notice to the party required to provide
      -----------------
indemnification (the "Indemnifying Party") promptly after such Indemnified Party
                      ------------------
has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section G unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability in respect of such claim or litigation.

               d. If the indemnification provided for in this Section G.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          H.   Other Provisions.
               ----------------

               1.   Information. Borrower shall deliver to Lender:
                    -----------

                    (a) as soon as practicable after the end of each calendar month, and in any event within thirty (30) days thereafter, an unaudited balance sheet of Borrower as of the end of such month, cash flow statements and an unaudited statement of operations of Borrower for the portion of the Fiscal Year ended with such month prepared and certified by the chief financial officer of Borrower, subject, however, to the exclusion of footnotes and to normal year-end audit adjustments;

                    (b) as soon as practicable after the end of each Fiscal Year, and in any event within one hundred twenty (120) days thereafter, a copy of its audited financial statements accompanied by a report thereon by a firm of independent certified public accountants selected by Borrower, which report shall state that such financial statements fairly present Borrower's financial position at the end of such Fiscal Year; and

                    (c) with reasonable promptness, such other information as from time to time may be reasonably requested by Lender.

          2.   Definitions.  As used herein, the following terms shall have the
               -----------
following meanings:

               "Actual Consideration" means the aggregate consideration that the
                --------------------
Borrower receives with respect to an Issuance of Shares.

               "Aggregate Consideration" means with respect to an Issuance of
                -----------------------
Shares or Deemed Issuance of Shares, an amount equal to (i) the Actual Consideration received with respect to Shares, if any, issued and (ii) the Deemed Consideration received with respect to the Options and Convertible Securities, if any, issued.

               "Cash Equivalents":  the net current cash value of (i)
                ----------------
obligations issued or guaranteed by the United States of America; (ii) certificates of deposit, bankers' acceptances and other "money market instruments" issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital and surplus of an aggregate amount not less than One Hundred Million Dollars ($100,000,000);
(iii) open market commercial paper bearing the highest credit rating issued by Standard & Poor's Corp. or by another nationally recognized credit rating firm; and (iv) shares of "money market funds," each having net assets of not less than Five Hundred Million Dollars ($500,000,000).

               "Commencement Date":  February 1, 2001, unless the Lender, after
                -----------------
discussions between Borrower's Chief Executive Officer and Lender's Senior Executive Vice President, Consumer Sector in its sole discretion, agrees that Borrower may request Advances in advance of such date, in which case the Commencement Date shall be the first day that Borrower may request an Advance.

               "Conversion Price":  Two Dollars Fifteen Cents ($2.15), subject
                ----------------
to adjustment as provided herein.

               "Convertible Securities":  evidence of indebtedness or other
                ----------------------
securities which are convertible into or exchangeable for, with or without payment of additional consideration, Shares, either immediately or upon the arrival of a specified date or the happening of a specified event or both.

               "Deemed Consideration" means the aggregate consideration received
                --------------------
or deemed received by the Borrower with respect to a Deemed Issuance of Shares, determined by adding (i) the aggregate amount, if any, received or receivable by the Borrower as consideration in respect of the issuance of Options and/or Convertible Securities constituting such Deemed Issuance of Shares, and (ii) the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the full exercise of the Options (and if Options to acquire Convertible Securities, upon full exercise of the conversion rights with respect to such Convertible Securities) and upon full conversion of the Convertible Securities in order to acquire the underlying Shares.

               "Deemed Issuance of Shares":  an issuance by Borrower of a
                -------------------------
Convertible Security or an Option.

               "Distribution of Assets":  any distribution of assets of the
                ----------------------
Borrower of any kind or character, whether in cash, property or securities, and whether in respect of repayment of indebtedness or otherwise, including, but not limited to, adequate protection payments under the United States Bankruptcy Code, as amended (the "Bankruptcy Code").
                       ---------------

               "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
amended.

               "Fiscal Year":  the fiscal year of Borrower.
                -----------

               "GAAP":  generally accepted accounting principles in the United
                ----
States of America as in effect from time to time during the term hereof.

               "Insolvency Proceeding":  any proceeding commenced by or against
                ---------------------
any party under any provision of the Bankruptcy Code, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief and in the case of a proceeding commenced against a party, such party fails to obtain the dismissal of such proceeding within sixty (60) days of the date of the commencement of such proceeding

               "Issuance of Shares":  an issuance of one or more Shares or Share
                ------------------
Equivalents, provided that "Issuance of Shares" shall not include (i) any Shares issued in a transaction described in Sections E.5.a or E.5.b of this Note; (ii) any Shares issued upon conversion of this Note; or (iii) any Shares issued, as incentives or otherwise in nonfinancing transactions, to employees, officers, directors or consultants to the Borrower.

               "Majority Senior Debtholders":  at any time the Senior
                ---------------------------
Debtholders holding a majority, measured by principal amount, of the Senior Debt outstanding.

               "Maturity Date": the earlier of (1) January 31, 2004, and (2) the
                -------------
date that Borrower is liquidated, dissolved or wound-up, whether voluntary or involuntary.

               "Option":  any right, warrant or option to subscribe or purchase
                ------
Shares or Convertible Securities.

               "Register," "Registered" and "Registration":  a registration
                --------    ----------       ------------
effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

               "Registrable Securities":  (i) the Shares issued upon conversion
                ----------------------
of any of the principal hereunder, and (ii) Shares issued as a dividend or other distribution with respect to or in exchange for or in replacement of the Shares described in clause (i) of this definition; provided, however, that any Shares
                                            --------  -------
described in the foregoing clauses that have been resold to the public shall cease to be Registrable Securities.

               "Registration Expenses" means all expenses the Borrower incurs in
                ---------------------
complying with Section G, including, without limitation, all Registration and filing fees, printing expenses, fees and disbursements of counsel for the Borrower, Blue Sky fees and expenses, and the expenses of any special audits incident to or required by any such Registration.

               "Securities Act" means the Securities Act of 1933, as amended.
                --------------

               "Selling Expenses" means (i) all underwriting discounts and
                ----------------
selling commissions applicable to the sale of securities Registered and sold pursuant to Section G, (ii) any additional costs and disbursements of counsel for the Borrower that result from inclusion of Registrable Securities in the Registration, and (iii) the expenses of qualifying the securities covered by the Registration in a jurisdiction to the extent that the jurisdiction requires such qualification expenses to be borne by the selling security holders.

               "Senior Debt":  the principal of (and premium, if any) and unpaid
                -----------
interest on and other indebtedness under (i) indebtedness of Borrower, whether outstanding on the date hereof or hereafter created, to banks, insurance companies, lease financing institutions, savings and loan associations, credit unions, or holding companies or subsidiaries thereof, which is for money borrowed (or purchase or lease of equipment in the case of lease financing) by Borrower, including any indebtedness incurred after the filing of a petition with respect to Borrower under the Bankruptcy Code (including any interest accruing with respect to any such indebtedness after the filing of any such petition whether or not allowed or allowable as a claim in the bankruptcy proceeding), (ii) obligations of Borrower as lessee under leases required to be capitalized on the balance sheet of the lessee under GAAP and leases of property or assets made as part of any sale and lease-back transaction to which Borrower is a party, (iii) any deferrals, renewals or extensions of any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Debt, and (iv) other indebtedness of Borrower which is for money borrowed, other than any such indebtedness which by the terms of the instrument creating or evidencing the same is not superior in right of payment to the Subordinated Debt.

               "Senior Debtholder":  any holder of the Senior Debt.
                -----------------

               "Senior Default":  any event of default or default with respect
                --------------
to any of the Senior Debt other than a Senior Payment Default.

               "Senior Payment Default":  any event of default or default with
                ----------------------
respect to any of the Senior Debt relating to the failure to pay when due any principal outstanding or interest accrued under the Senior Debt.

               "Shares":  shares of the Borrower's common stock, par value
                ------
$0.001 per share, or any security issued in exchange for such common stock.

               "Shares Outstanding":  as of any date (i) all Shares that are
                ------------------
outstanding as of such date, plus (ii) all Shares issuable upon conversion of
                             ----
Convertible Securities outstanding as of such date, whether or not convertible as of such date, plus (iii) all Shares issuable upon exercise of Options
                 ----
outstanding as of such date, whether or not such Options are exercisable as of such date (assuming for this purpose that Convertible Securities acquirable upon exercise of any such Options are converted into Shares as of such date).

          3.   Governing Law.  This Note shall be governed by the laws of the
               -------------
State of California, without giving effect to conflicts of law principles.

          4.   Notices.  Any notice or communication required or desired to be
               -------
served, given or delivered hereunder shall be in the form and manner specified below, and shall be addressed to the party to be notified as follows:

If to Lender:            Hughes Electronic Corporation
                         200 North Sepulveda Blvd.
                         El Segundo, CA 90245
                         Attention:  General Counsel
                         Telecopier:  (310) 322-1862

If to Borrower:          Telocity Delaware, Inc.
                         10355 North De Anza Blvd.
                         Cupertino, CA 95014
                         Attention:  General Counsel
                         Telecopier: (408) 863-4783

or to such other address as each party designates to the other by notice in the manner herein prescribed. Notice shall be deemed given hereunder if (i) delivered personally or otherwise actually received, (ii) sent by overnight delivery service, (iii) mailed by first-class United States mail, postage prepaid, registered or certified, with return receipt requested, or (iv) sent via telecopy machine with a duplicate signed copy sent on the same day as provided in clause (ii) above. Notice mailed as provided in clause (iii) above shall be effective upon the expiration of three (3) business days after its deposit in the United States mail, and notice telecopied as provided in clause
(iv) above shall be effective upon receipt of such telecopy if the duplicate signed copy is sent under clause (iv) above. Notice given in any other manner described in this section shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and
         --------  -------
delivery thereof is refused by such addressee, such notice shall be effective upon such tender unless expressly set forth in such notice.

          5.  Lender's Rights; Borrower Waivers.  Lender's acceptance of partial
              ---------------------------------
or delinquent payment from Borrower hereunder, or Lender's failure to exercise any right hereunder, shall not constitute a waiver of any obligation of Borrower hereunder, or any right of Lender hereunder, and shall not affect in any way the right to require full performance at any time thereafter. Borrower waives presentment, diligence, demand of payment, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. In any action on this Note, Lender need not produce or file the original of this Note, but need only file a photocopy of this Note certified by Lender be a true and correct copy of this Note in all material respects.

          6.  Enforcement Costs.  Borrower shall pay all costs and expenses,
              -----------------
including, without limitation, reasonable attorneys' fees and expenses Lender expends or incurs in connection with the enforcement of this Note, the collection of any sums due hereunder, any actions for declaratory relief in any way related to this Note, or the protection or preservation of any rights of the holder hereunder.

          7.   Severability.  Whenever possible each provision of this Note
               ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision is prohibited by or invalid under applicable law, it shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of the provision or the remaining provisions of this Note.

          8.   Amendment Provisions.  This Note may not be amended or modified,
               --------------------
nor may any of its terms be waived, except by written instruments signed by Borrower and Lender and, in the case of amendments described in Section F.9, by the Majority Senior Debtholders.

          9.   Binding Effect.  This Note shall be binding upon, and shall inure
               --------------
to the benefit of, Borrower and the holder hereof and their respective successors and assigns; provided, however, that Borrower's rights and
                        --------  -------
obligations shall not be assigned or delegated without Lender's prior written consent, given in its sole discretion, and any purported assignment or delegation without such consent shall be void ab initio.

          10.  Time of Essence.  Time is of the essence of each and every
               ---------------
provision of this Note.

          11.  Headings.  Section headings used in this Note have been set forth
               --------
herein for convenience of reference only. Unless the contrary is compelled by the context, everything contained in each section hereof applies equally to this entire Note.

                                         TELOCITY DELAWARE, INC.


                                         By /s/ Edward Hayes
                                            ---------------------------------

                                         Title  Executive Vice President
                                                 and Chief Financial Officer
                                                -----------------------------

                                            REVIEWED AND AGREED TO:

                                            HUGHES ELECTRONICS CORPORATION

                                            By /s/ Larry D. Hunter
                                               ---------------------------------

                                            Title  Vice President
                                                   -----------------------------